Exhibit 99.1


                         GLOBIX INVESTOR CONFERENCE CALL

                                   MAY 6, 2004

                           Question and Answer Portion

     Company Officer: I would like to thank you all for your time and attention. And at this time it is appropriate to open up the call for questions.



     Operator: At this time I would like to remind everyone, if you would like to ask a question, please press star, then the number one on your telephone keypad. We'll pause for just a moment to compile the Q&A roster. Your first question comes from [Operator identifying Caller One]



     Caller One: Thank you. And very good numbers. I have a question though about your stock. It continues to trade on the bulletin board. I'm wondering when you plan to get it to either the small cap or national market system? And whether you will continue to put out additional press releases. The company has been very barren on any news other than this call.



     Company Officer: Well, it is our goal to re-list on the NASDAQ. And we are currently in the process of reviewing the application. As far as future press releases, we will be issuing them in accordance with future announcements in the marketing and product areas. And we will continue to - at this stage, it's been a long time since we had a call, that we would continue to do this on a quarter basis.



     Caller One: I appreciate that. But, for example, when the bonds were called, other than my receiving notice in the mail, there was no announcement on the Dow. And when the offer was complete, there was still no announcement as to the percentage that was accepted. I think that you owe that obligation to shareholders and bondholders to put out that kind of pertinent information.



     Company Officer: [Caller One], we appreciate what you're saying. We believe that we had put information out onto the table, and going forward, we'll consider all of your comments.



     Caller One:  Thank you kindly.


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     Company Officer:      You're welcome.



     Operator: Your next question comes from [Operator identifying Caller Two].



     Caller Two: Thank you for taking my call. I wanted to get a little better understanding on the trends in the core revenue base. You had mentioned that you saw some softness there during the quarter, yet churn actually improved significantly. Where do you explain the softness in the core revenue? Is it mostly a pricing issue?



     Company Officer: We have seen over the past year softening in the pricing, yet at the same time we have also seen a greater acceptance of our bundled services offering. One of the key points to note is that we are experiencing an increase in our RPU, average monthly revenue from our customer base. We have experienced some customer losses over the past year that have impacted the revenue. For example, Wal-Mart.com who was a customer of Globix decided to move their entire Wal-Mart.com business from Silicon Valley where it was hosted at Globix, and where their entire operations were based, out to Wal-Mart's headquarters in Bentonville, Arkansas. So we saw a dramatic decline at the end of last fiscal year. We also lost revenue when PriceWaterhouse Consulting was acquired by IBM. We had been hosting PriceWaterhouse Consulting business in Europe. And when IBM acquired that, within a year of that acquisition we had lost that business as it went in-house at IBM. So we've seen some large losses due to some business reasons, some of the business being brought in-house. We have also seen pricing as competition in this business does continue.



     Caller Two:  Okay.  Thank you.  And congrats on the good numbers.



     Company Officer:      Thank you, [Caller Two].



     Operator: Your next question comes from [Operator identifying Caller
     Three].



     Caller Three:[Caller Two] actually asked my revenue pricing questions, but one more question on that is you said you're looking forward to grow revenues this year. Do you think organically - are you talking organically or through acquisition or both.



     Company Officer: Hi, [Caller Three]. This is [officer identifying himself]. We are confident that we will see organic revenue growth. And, of course, as we continue to look at business development opportunities that would dimension the company both in terms of revenue, we would look to see the




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     corresponding impact down on cash flow. Our belief set is that we will see organic revenue growth over the prior year, not including business development growth.



     Caller Three:That's great.  Nice quarter, guys.  Thanks.



     Operator: Your next question comes from [Operator identifying Caller Four].



     Caller Four: Hey, guys, how are you doing?



     Company Officer: Pretty good, [Caller Four].



     Caller Four: A couple of questions. Maybe taking a step back, talk a little bit about the industry environment. It seems like most of the other companies in the Internet infrastructure space are starting to see signs of a rebound in terms of demand from their existing customers. What are you seeing? When you talk about growth, do you think you can grow your business just from your existing installed base, or how much are you counting on acquiring new customers? And I guess a follow-on to that is what was the enterprise customer base at the end of the period? Then I've got a couple of follow-ups. Thanks.



     Company Officer: Thanks, [Caller Four]. This is [officer identifying himself]. Here in this fiscal year we've actually seen a continued trend to having our customers take more of our services. Since the beginning of the fiscal year, one out of every three of our customers have increased their spending with us on average over 20%, so we are seeing that. We are attributing this to the greater utilization of our bundled services and the ability to now go out with the Aptegrity - for managed services to go out and address a broader range of customer needs. At the end of March, at the end of this quarter, we had approximately 1,420 customers with an average MRR per customer of approximately 3,250. And that number was up. The average MRR per customer was up 10% since the beginning of the year.



     Caller Four: Okay. And then I guess can you give us some more insight into your sales strategy in terms of growth? What is your total sales force count in terms of quota being met at the end of the quarter? And when you talk about channel partnerships, are you talking to carriers or integrators, or what should we think about? Internet just launched a pretty large deal with AT&T, for example, and they're talking to Telephonica. What should we think about in terms of where you could go? Would you be able to push the Aptegrity product through some sort of larger carrier or other operator?



     Company Officer: To address the first question, currently we have 30 quota carrying reps spread out among our three regions, U.S. East, U.S. West and the U.K., as well as dedicated reps in our media services business.



     Caller Four: And where do you think you'll take that over the next year, 38 or 40, just organically.



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     Company Officer: Organically we see that number growing, but we are also seeing a much higher average sales per sales rep each month. It's been increasing over the past three quarters. So to hit some of our sales projections, the growth in sales reps does not have to be that high as the average efficiency per sales rep improves.



         On channels, we see ourselves right now partnering with a variety of different types of channel partners, including medium size system integrators, certain integrators and developers that work in the government space, as well as a few larger carriers that have turned away from the web hosting and application business over the past 12 to 18 months. In addition, we also see ourselves working very, very closely with web development shops. We want to be involved in the customer, experience much sooner than we have in the past. Traditionally as a hosting or a co-location company, you'd be one of the last persons called by a customer as they were getting ready to launch a new website or launch a new web-based application. With our focus on managing the application, we want to be involved much earlier in the process, and as early as the strategy formulation for the use of that application. So to that end we have developed some strategic partnerships with web development shops, web strategy shops that are there with the customer as they're determining what the actual business needs for the application is going to be. And we find that that's actually having a very large impact in our ability to get in, influence the way that a customer's application looks like, and obviously impact where it's hosted and who manages it.



     Caller Four: Okay. I'll yield the floor. I've got some follow-ups I'll take offline. Thanks. Good quarter, guys.



     Company Officer: Thanks, [Caller Four].



     Operator: At this time I would again like to remind everyone, if you would like to ask a question, please press star one on your telephone keypad. Your next question comes from [Operator identifying Caller Five].



     Caller Five: Hi, it's [caller identifying himself]. Good to talk to you guys. On the Aptegrity acquisition, if you could give us maybe some success stories or just some comments about any success in up-selling their services to your existing customer base. And then I know in the K's and Q's you usually break out the European versus U.S. revenue, and Europe has always been doing very well and reached profitability. If you can give an update on how Europe was in the quarter relative to the U.S. Thanks.



     Company Officer: We have seen some success in up-selling Aptegrity customers, and it has gone the other way too where we have seen success in what we internally call Globix customers selling Aptegrity services. For example, we had success with J.W. Seligman where we now host part of their infrastructure. They started out as an Aptegrity customer. Likewise, we're




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     seeing bundled services that we're selling to customers like First
     Marblehead. So without going down a long list of customers, part of the reason our RPU's are rising is because we are beginning to cross-sell these services in a way in which they naturally lay on top of each other. And our customers expressed to us that once they get a taste of the service delivery that we have, and quite frankly, the people really make this all happen, they're inclined to give us the next shot, if you will, as first in line to allow us to meet some of their requirements. So those are just some of the smaller success stories we've seen. But I can tell you that we are also seeing, without naming big customers, a lot of large, important logos coming to Globix to help us manage some of their infrastructure because of the bundled services that we got.



     With respect to the U.K., the U.K. continues to be a good performer for us. The U.K. in the quarter contributed almost 6.5 million dollars in revenue - to the quarterly revenues. That is an enterprise that is, in our opinion, well run, does deliver positive EBITDA to the company, and is, in our opinion, an enterprise for us that we're seeking to get more growth out of.



     Caller Five: Maybe one follow-up on the acquisition. How big would be bigger than you would want to go after in terms of either revenue size, or how far away from your current service portfolio would you be interested in trying to acquire rather than build internally? Just to give us the magnitude of what type of things would be out of the box that you're looking at.



     Company Officer: That's something we sit around and talk about all the time. And would we look at opportunities at a string of pearls strategy where we put together multiple two or three million dollar opportunities that enhance our position in the marketplace and grow some service capabilities? I think the answer is yes, but those present different levels of integration challenges. One of the things that we have very much focused on in the last two years, and I hope it's coming out, is that we really want to have a clean company. And by having a clean company, when we do an acquisition, we begin to see a lot of the benefits come through it. But at the same time we also realize that given the requirements that we see with customers, and customers looking to work with a large company, that scale is also important. So if we're looking at acquisitions, I'm not sure I could actually put a number on what would be the top side that we would actually look at. But if it's a company changing event, and it makes sense for the shareowners of the corporation, then we would do it.



     Caller Five: Thanks everybody.



     Operator: Your next question comes from [Operator identifying Caller Six].



     Caller Six: Hey, guys. Thanks for taking the question. I've got a question on revenue quality. It looks like a pretty good quarter in terms of the top line, both quarter over quarter and year over year in particular compared to last quarter's year over year numbers. I was wondering if you could talk




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     about revenue quality and kind of the turnover in customers, and the quality of the new customers coming in. I would imagine that the better revenue quality would play through on both the churn line and then the bad debt expense which is I guess what we saw this quarter.



     Company Officer: I think one of the key highlights for us over the past two years has really been a renewed focus on making sure that we get good customers in. We've had a continuous focus on doing advanced credit checks on all our customers. And Bob and his team have done a great job of managing collections. To that end, we have seen customers come in that we have turned away, given the fact that it looked an awful lot like a business model that we didn't think was going to be around, and it was not a business that we wanted to get involved in. We are dealing now on average with larger customers than we have in the past and with more government agencies. An example of this is Alameda County in California where we have recently implemented the interwoven enterprise content management suite for them as they look to move their business more online. We also are doing more work now for Transport to London, a major government agency that runs London's bus and rail system. So we have gotten more larger customers in, and we are focusing more on credit, and making sure that we don't let peoples' DSO's go out too long.



     Caller Six: Is there anything that we should be looking for from a churn or bad debt, or have you guys set any internal goals?



     Company Officer: I think we do have an internal goal, and it's for the most recent month. We have experienced positive churn, if you will, or we have experienced actual growth in our monthly recurring revenue and that is one of the first times that we can say that over the past few years. So we have had that, and we are seeing firming up of our core revenue as we sell more services. Another point to note is that we are becoming slightly less reliant on monthly recurring revenue as we go out into the market with application managed services. This is not only very strong revenue that is done on a project basis, either for media services or professional services, yet it also drives multi-recurring revenue. For example, at Alameda County, it was a very nice and very profitable business for us as we implemented that content management suite, but it also led us into monthly recurring revenue as we go in and manage that application over time. So we are seeing ourselves drive monthly recurring revenue through one-time revenue, something that we hadn't seen in the past.



     Caller Six:  Thanks.



     Operator: At this time, there are no further questions. Mr. Stevenson, are there any closing remarks?



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     Mr. Stevenson: Yes. I would just like to thank everybody for taking time out of their busy day to come and listen to what we've been up to here at Globix. We are going to continue to keep our heads down and keep things in line with what we talked about on this call today. And I do invite anybody that hasn't come to see our facilities here at 139 Center Street to come on down and see us so you can get a feel for what actually sits underneath these numbers, and maybe put some faces with the names. And again, I thank you very much. Have a nice day.



     Operator: Thank you for participating in today's conference call. You may now disconnect. [END OF CONFERENCE CALL]














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